TEMA ETF TRUST 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 28, 2025, relating to the financial statements and financial highlights of Tema American Reshoring ETF, Tema Durable Quality ETF (formerly Tema Monopolies and Oligopolies ETF), Tema Heart & Health ETF (formerly Tema GLP-1, Obesity & Cardiometabolic ETF), Tema Oncology ETF, Tema Electrification ETF, Tema Neuroscience and Mental Health ETF, and Tema Luxury ETF, each a series of Tema ETF Trust, which are included in Form N-CSR for the year or period ended February 28, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Management and Other Service Providers” and “Financial Statements” in the Statements of Additional Information. We also herby consent to the reference to our firm in this Registration Statement on Form N-1A of Tema S&P 500 Historical Weight ETF Strategy, a series of Tema ETF Trust, under the header “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

June 26, 2025